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                                                                  EXHIBIT j(1)

                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous" in the Statements of Additional Information for the Government and Agency Portfolio, the Government TaxAdvantage Portfolio and the Treasury Portfolio, all of which are included in Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287), and Amendment No. 39 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2729), on Form N-1A of Short-Term Investments Trust.




                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                    ------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 29, 2000